                   Computation of Net Income Per Common Share
                   (in thousands - except per share amounts)



                                                            Three months
                                                         ended September 30,
                                                         1995          1994
                                                         ------       ------
Components of Primary Net Income
 Per Common Share:


  Net income.................................        $   15,533     $ 15,074
                                                     ==========     ========

  Average common shares outstanding
    during the period........................            22,156       22,010

  Average treasury shares held
    during the period........................            (1,270)       (198)

  Common shares issuable with
    respect to common equivalents
    for stock options........................               333          241
                                                         ------       ------

  Average common and common
    equivalent shares outstanding............            21,219       22,053
                                                         ======       ======

  Primary earnings per share:

    Net income...............................           $  0.73      $  0.68
                                                        =======      =======



                   Computation of Net Income Per Common Share
                   (in thousands - except per share amounts)



                                                            Three months
                                                         ended September 30,
                                                         1995          1994
                                                         ------       ------
Components of Fully Diluted Net
 Income Per Common Share:

  Net income.................................          $ 15,533     $ 15,074
                                                       ========     ========

  Average common shares outstanding
    during the period........................            22,156       22,010

  Average treasury shares held
    during the period........................            (1,270)       (198)

  Common shares issuable with
    respect to common equivalents
    for stock options........................               359          308
                                                         ------       ------

  Average common and common
    equivalent shares outstanding............            21,245       22,120
                                                         ======       ======

  Fully diluted earnings per share:

    Net income...............................           $  0.73      $  0.68
                                                        =======      =======
